EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

        AGREEMENT made this 13th day of April, 2008 by and between ADVANCED TECHNOLOGIES GROUP, LTD (THE "COMPANY") AND ABEL RASKAS (THE "EMPLOYEE").

1. EMPLOYMENT

     The Company  agrees to employ the  Employee  during the Term  specified  in section 2 in the capacity of PRESIDENT and the Employee accepts such employment, subject to the terms and conditions in this Agreement. The Employee's primary responsibilities shall include Mergers and Acquisitions, Sales and Marketing as well as Director of Software Development of the Company.

2. TERM

     The Employee's employment by the Company pursuant to this Agreement shall be for a term commencing on the date hereof and continuing for a period of three
(3) years (the  "Term"),  unless sooner  terminated  by the Company  pursuant to section 4 below or by the Employee on thirty- (30) days written notice to the Company.

3. COMPENSATION

     (A) BASE SALARY. As compensation for his services, during the Term, the Company shall pay the Employee an annualized base salary equal to $ 250,000. The salary shall be less applicable withholding taxes and deductions, in accordance with the Company's normal payroll practices. Notwithstanding any of the foregoing, Employee shall be paid a Base Salary (calculated retroactively beginning from April 13, 2002) only after the Company has begun receiving profit distributions from its 25% share ownership in FX Direct Dealer, LLC.

     (B) BONUS. Additionally, the Company may determine, in its sole discretion, to pay the Employee an annual bonus, not to exceed Thirty Percent (30%) of the Base Salary, based upon the Company's assessment of the Employee's performance over the previous year and available funds.

     (C) EXPENSES. The Company agrees to pay or to reimburse the Employee for all reasonable, ordinary, necessary and documented business expenses incurred during the Term in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect as determined by the Company in its sole discretion. The Employee shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Employee seeks payment or reimbursement, and any other information or materials, as the Company may from time to time reasonably require.

     (D) BENEFITS. Employee acknowledges that he will be entitled to health and life insurance benefits and any other benefits in connection with his employment set forth in this Agreement or as otherwise determined by the Company in its sole discretion.

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     (E)  VACATION.  The Employee  shall be entitled to up to three (3) weeks of vacation in accordance with the Company's policy, to be taken at such times as shall not, materially interfere with the Employee's fulfillment of his duties hereunder.

4. TERMINATION FOR CAUSE

     The Company may terminate this Agreement for: (1) Conviction of a felony or any act of involving moral turpitude; (2) Commission of any act of theft, fraud, dishonesty or falsification of any employment record; (3) Material breach of this Agreement by Employee, which breach is not cured within 30 days of written notice from Company; and/or (4) Improper disclosure of the Company's confidential information. In the event of termination of this Agreement by Company, which is not for cause, Employee will receive a payment equal to three
(3) times the Base Salary.

5. RESTRICTIVE COVENANTS

     As a condition of employment, Employee agrees to sign a Non-Disclosure, NonSolicitation, and Works for Hire Agreement, a copy of which is attached as Appendix A. By executing this Agreement, Employee agrees to abide by the terms and conditions of the enclosed Non-Disclosure, Non-Solicitation, and Works for Hire Agreement.

6. MODIFICATION

     This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement.

7. WITHHOLDINGS

     The Company may withhold (from any compensation or benefits payable hereunder to Employee) from any amounts payable under this Agreement such federal, state or local taxes as shall be required or appropriate to be withheld in the reasonable judgment of the Company to comply with any applicable law or regulation.

8. APPLICABLE LAW

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed therein. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York, County of New York or any federal court sitting in the State of New York, County of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New York or any federal court sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim

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in any such court that any such action,  suit or proceeding  brought in any such court has been brought in an inconvenient forum.

9. NOTICES

     Any notice, request, demand, statement, authorization, approval, consent or acceptance made hereunder shall be in writing and shall be hand delivered or sent by Federal Express or other reputable courier service, or by registered or certified mail, postage prepaid with return receipt requested, and shall be deemed given (i) upon delivery, if delivered in person, (ii) one (1) business day after being deposited with Federal Express or any other reputable overnight courier service, or (iii) three (3) business days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Advanced Technologies Group, Ltd.
# 921 Bergen Ave., Suite 405
Jersey City, NJ 07306

If to Employee:

Mr. Abel Raskas

10. COUNTERPARTS

     This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one instrument.

11. SEVERABILITY

     If any provision of this Agreement, or part thereof, is held to be unenforceable, the remainder of such provision and this Agreement, as the case may be, shall nevertheless remain in full force and effect.

12. AGREEMENT AND REPRESENTATION

     This Agreement contains the entire agreement and understanding between the Company and Employee with respect to the subject matter hereof. This Agreement supersedes any prior agreement between the parties relating to the subject matter hereof.

13. ASSIGNMENT

     This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, including, without limitation, any corporation, entity or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and

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be  enforceable  by, the  Employee  and his  personal or legal  representatives,
executors,   administrators,   successors,  heirs,  distributees,  divisees  and
legatees provided that Employee may not assign his rights or delegate his duties hereunder to any third party.

14. ENTIRE AGREEMENT

     This Agreement represents the entire agreement between the Company and the Employee with respect to the employment of the Employee by the Company, and all prior agreements, plans and arrangements relating to the employment of the Employee by the Company are nullified and superseded hereby.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.


Accepted and Agreed to by:


/s/ Alex Stelmak               CEO             April 13, 2008

     Name                     Title                 Date

Accepted and Agreed to by:

Abel Raskas - President

April 13, 2008

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                                   APPENDIX A

                  NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

     In consideration of your employment with ADVANCED TECHNOLOGIES GROUP, LTD. (The "Company") and for other good and valuable consideration, receipt of which is hereby acknowledged, you agree as follows:

     1. In the course of your employment with the Company, you will acquire and have access to confidential or proprietary information about Company and/or its clients and/or customers, including but not limited to, trade secrets, methods, models, passwords, access to computer files, financial information and records, computer software programs, agreements and/or contracts between Company and its clients and/or customers, Company's client contacts, Company's editorial, marketing, advertising and/or creative policies, practices, concepts, strategies, and methods of operations, financial or business projections, and information about or received from clients and other companies with which Company does business. The foregoing shall be collectively referred to as "confidential information."

     2. You are aware that the confidential information is not readily available to the public. You agree that during your employment and thereafter, you will keep confidential and not disclose the confidential information to anyone or use it for your own benefit or for the benefit of others, except in performing your duties as our employee or agent. You agree that this restriction shall apply whether or not any such information is marked "confidential."

     3. You hereby assign to the Company, or its designee, all your right, title and interest in and to any and all materials, including without limitation, all original works of authorship, developments, concepts, improvements, formulas, algorithms, software, technology applications or trade secrets, which you may solely or jointly conceive or develop-to reduce to practice, or cause to be conceived or developed, during your services rendered to the Company and which
(i) relate to the Company's business, (ii) result from any work performed for the Company, or (iii) result from any use of the Company's equipment, supplies, facilities or confidential information (collectively referred to as the "Works"). You further acknowledge that all Works that are protectable are "works made for hire" as that term is defined in the United States Copyright Act. If for any reason any portion of the Works does not qualify as works made for hire, then you hereby transfer and assign to the Company all right, title and interest in and to the Works.

     4. You agree to assist the Company, or its designee, at Company expense, in every proper way, to secure the Company's rights in the Works and any intellectual property rights relating thereto, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, assignments and all other instruments that the Company shall deem necessary in order to apply for and obtain such rights.

     5. All memoranda, disks, files, notes, records or other documents, whether in electronic form or hard copy (collectively, the "material") compiled by you or made available to you during your employment (whether or not the material

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contains  confidential  information)  are the  property  of Company and shall be delivered to the Company on the termination of your employment or at any other time upon request. Except in connection with your employment, you agree that you will not make or retain copies of the material.

     6. You agree that your position with the Company requires the performance of services which are special, unique, extraordinary and of an intellectual character and places you in a position of confidence and trust with the clients and employees of the Company. You further acknowledge that the rendering of services to the Company's clients necessarily requires the disclosure of confidential information and trade secrets of Company. You agree that in the course of your employment with the Company, you will develop a personal acquaintanceship and relationship with the clients of the Company and knowledge of those client's affairs and requirements. Consequently, you agree that it is reasonable and necessary for the protection of the good will and business of the Company that you make the covenants contained herein.

Accordingly, you agree that while you are in the Company's employ and for the one-year period after termination of your employment, for any reason whatsoever, you shall not, except on behalf of the Company:

          (a) attempt in any manner to solicit from any client business of the type performed by the Company or to persuade any client to cease to do business or to reduce the amount of business which any such client has customarily done or contemplates doing with the Company, whether or not the relationship between the Company and such client was originally established in whole or in part through your efforts;

          (b) employ as an employee or retain as a consultant any person who is then, or at any time during the preceding six months was, an employee or exclusive consultant to the Company, or to persuade or attempt to persuade any employee of or exclusive consultant to the Company to leave the employ of the Company or to become employed as an employee or retained as a consultant by anyone other than the Company; or

          (c) render to or for any client any services of the type rendered by the Company.

          As used in this paragraph 6, the term "Company" shall include all subsidiaries of the Company, and the term "client" shall mean, as applicable,
(A) anyone who is a client of the Company at the time your employment is terminated, or, if your employment shall not have terminated, at the time of the alleged prohibited conduct (any such applicable date being called the "Determination Date"); (B) anyone who was a client of the Company at any time during the one year period immediately preceding the Determination Date; (C) any prospective client to whom the Company had made a new business presentation (or similar offering of services) at any time during the one year period immediately preceding the Determination Date; provided that you were involved in such new business presentation or similar offering of services. For purposes of this clause, it is agreed that a general mailing or an incidental contact shall not be deemed a "new business presentation or similar offering of services" or a "discussion".

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             In addition,  if the client is part of a group of  companies  which conducts business through more than one entity, division or operating unit, whether or not separately incorporated (a "Client Group"), the term "client" as used herein shall also include each entity, division and operating unit of the Client Group where the same management group of the Client Group has the decision making authority or significant influence with respect to contracting for services of the type rendered by the Company.

        7. You agree that the type and periods of restrictions contained in this agreement are reasonably required for the protection of the Company. You further agree that upon any breach of this agreement the Company will, in addition to all other available remedies, be entitled to injunctive relief without having to post bond or other security and without having to prove the inadequacy of the available remedies at law.

        8. If any provision of this agreement, or any part thereof, is found to be invalid or unenforceable, the same shall not affect the remaining provisions, which shall be given full effect, without regard to the invalid portions. Moreover, if any one or more of the provisions contained in this agreement shall be held to be excessively broad as to duration, scope, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent with applicable law.

        9. You agree that this agreement shall survive the termination of your employment with the Company.

        10. This agreement supersedes all agreements concerning the subject matter hereof.

        11. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed therein. You hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any court of the State of New York, County of New York or any federal court sitting in the State of New York, County of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suitor proceedings relating hereto except in such courts). You agree that service of any process, summons, notice or document by U.S. registered mail at your address set forth in your employment agreement with the Company shall be effective service of process for any action, suit or proceeding brought against it in any such court. You hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New York or any federal court sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

AGREED TO AND ACCEPTED:


Signature /s/ Abel Raskas

Date: April 13, 2008               Print Name: Abel Raskas

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